Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-229548) pertaining to the 2019 Equity Incentive Plan, the 2019 Employee Stock Purchase Plan, and the 2017 Stock Option and Grant Plan of Alector, Inc. of our report dated March 26, 2019, with respect to the consolidated financial statements of Alector, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

San Jose, California

March 26, 2019